Exhibit 3.30

Delaware PAGE 1 The First State I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CHANGE OF REGISTERED AGENT OF “WHOLE FOODS MARKET GROUP, INC.”, FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF JANUARY, A.D. 2002, AT 1:30 O’CLOCK P.M.  Harriet Smith Windsor Harriet Smith Windsor, Secretary of State 2249102 8100 AUTHENTICATION: 2866731 040023845 DATE: 01-13-04

CERTIFICATE OF CHANGE OF REGISTERED AGENT AND REGISTERED OFFICE ***** Whole Foods Market Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware DOES HEREBY CERTIFY: That the registered office of the corporation in the state of Delaware is hereby changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. That the registered agent of the corporation is hereby changed to THE CORPORATION TRUST COMPANY, the business address of which is identical to the aforementioned registered office as changed. That the changes in the registered office and registered agent of the corporation as set forth herein were duly authorized by resolution of the Board of Directors of the corporation. IN WITNESS WHEREOF, the corporation has caused this Certificate to be signed by an authorized officer, this 18th day of January, 2002. [ILLEGIBLE] Kirk Hood, Secretary DE023 - 6/28/01 - CT System Online STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 01:30 PM 01/18/2002 020037235 - 2249102